                                       SUBLEASE
                                       --------

                                         FROM

                               NCR International, Inc.

                                     SUBLANDLORD

                                          TO

                             En Pointe Technologies, Inc.

                                      SUBTENANT

                 PREMISES: 100 N. Sepulveda, El Segundo, California


                               DATE: August     , 1996





                                        * * *

The mailing, delivery or negotiation of this Sublease by Sublandlord or its agent or attorney shall not be deemed an offer by Sublandlord to enter into any Sublease or to enter into any other relationship with Subtenant, whether on the terms contained herein or on any other terms. This Sublease shall not be binding upon Sublandlord, nor shall Sublandlord have any obligations or liabilities or Subtenant any rights with respect thereto, or with respect to the Premises, unless and until Sublandlord has executed and delivered this Sublease and the master landlord has consented to it. Until such execution and delivery of this Sublease, Sublandlord may terminate all negotiations and discussion of the subject matter hereof, without cause for any reason, without recourse or liability.

                                       SUBLEASE

THIS Sublease entered into as of the _______ day of August 1996, between NCR International, Inc., a Delaware Corporation having its principal place of business in Dayton, Ohio, herein referred to as "Sublandlord" and En Pointe Technologies, Inc., a Delaware corporation, having its principal place of business at 5245 Pacific Concourse Drive, Suite 200, Los Angeles 90455, hereinafter referred to as "Subtenant."

                                      WITNESSETH

Whereas, Sublandlord leases space at 100 N. Sepulveda, El Segundo, California, under an Office Lease dated as of October 5, 1989 between Teradata Corporation, Sublandlord's predecessor by merger, and the owner of the demised premises (the "Landlord"), as amended up to and including Amendment 9 dated as of, September 28, 1993, (collectively, the "Master Lease"), a copy of which is affixed hereto as "Exhibit A."

Whereas, Subtenant wishes to sublease a portion of the premises leased by Sublandlord under the Master Lease;

Whereas, the parties desire to enter into a sublease defining all the rights, duties and liabilities of the parties hereto.

Now therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.0    THE PREMISES
1.1 Sublandlord, for and in consideration of the Subtenant's payment of the Rent (defined below) and performance of the covenants contained in this Sublease, does hereby demise and sublease to Subtenant approximately 24,042 rentable square feet of office space (the "Premises") comprising all the usable area of the nineteenth floor of the building (the "Building") located at 100 N. Sepulveda, in the City of El Segundo, in the State of California, together with, on a non-exclusive basis, whatever rights Sublandlord has to use common areas of the Building and the property on which the Building is located (the "Property"). The Premises are as described and shown on "Exhibit B" affixed hereto. This Sublease is subject and subordinate to the Master Lease.

1.2 Subtenant shall be entitled to use its pro rata share of the Building's parking spaces, at the ratio of four (4) spaces per 1,000 rentable square feet of the Subleased Premises. Subtenant shall pay all associates fees with parking spaces it uses.

2.0    PURPOSE OF SUBLEASE
The Premises demised under this Sublease are to be used by Subtenant for GENERAL OFFICE USE, and for any other use permitted by the Master Lease and for no other purpose without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld. Subtenant shall not use the premises for any unlawful, noxious, immoral, or hazardous activity, whether within or outside the scope of the business of Subtenant.

3.0    TERM
3.1 Subtenant may take possession and the term of this Sublease shall commence on the later of (i) October 1, 1996 and (ii) the date both parties have executed this Sublease and Sublandlord has received Landlord's written consent to this Sublease (the "Commencement Date"). This Sublease shall end on May 31, 2001, unless terminated earlier by breach of the terms and conditions of this Sublease or as provided herein.

3.2 Subtenant may, at any time after both parties have executed this Sublease and prior to the Commencement Date, without incurring any liability for payment of Rent, measure the Premises, design and layout the Subtenant's furniture and personal property, and place and install its cabling and telecommunication equipment in the Premises at Subtenant's risk and expense. In exercising the foregoing rights, Subtenant shall not cause any material interference with or delay to Sublandlord or to any existing tenant. All terms and conditions of the Sublease shall apply to such early entry by Subtenant, except for the payment of Rent. Notwithstanding the above, Subtenant shall not use Premises until Landlord's written approval is received. In the event that Landlord consent is not received Subtenant at Sublandlord option shall remove any cabling and other installation in the Premises and pay for repair of any damage caused by Subtenant's said installation.

4.0    RENTAL
4.1 Subtenant shall pay to Sublandlord during the term hereof the annual rental ("Base Rent") payable at the monthly rate on the first of each and every month in advance without demand, reduction, or set-off, in accordance with the following schedule:

Months                       $/RSF/Month              Monthly Rental
--------------------------------------------------------------------------------
1                                                     $   14,104.64
--------------------------------------------------------------------------------
2-10                         $1.10/RSF/Month          $   26,446.20
--------------------------------------------------------------------------------
11-15                        $0.00/RSF/Month          $        0.00
--------------------------------------------------------------------------------
16-Till end of the term      $1.10/RSF/Month          $   26,446.20
--------------------------------------------------------------------------------

The first month's rent shall be due and payable with the execution of this Sublease but shall be returned to Subtenant if this Sublease does not commence by December 31, 1996, in which event this Sublease shall be null and void. Base Rent will be payable on the first day of each month, commencing on with the second calendar month after the Commencement Date, provided that if this Sublease does not commence on the first of the calendar month then the Base Rent paid with the execution of this Sublease will be applied to the second month's rent and the prorated amount for the first, partial calendar month shall be due and payable on the Commencement Date. Subtenant will pay in like manner any additional sums which may hereinafter be called for under this Sublease. All such rentals, unless otherwise directed, shall be payable to:

                              c/o NCR Corporation
                              Corporate Real Estate - WHQ-E1
                              1700 S. Patterson Blvd.
                              Dayton, Ohio  45479
                              ATTN.:  Sublease Administration

4.2 In addition to the Base Rent, commencing January 1, 1997, Subtenant covenants and agrees to pay annual Additional Rent in the amount of "Subtenant's Pro Rata Share," as defined below, of the increases in the annual "Direct Expenses," as defined in Article 4 of the Master Lease, which are in excess of the "Base Year Direct Expenses," as defined in below ("Excess Direct Expenses").


       (a) Base Year Direct Expenses means the amount of Direct Expenses for the Project during the calendar year 1996, as determined by Landlord.

       (b) Subtenant's Pro Rata Share means the ratio expressed as a percentage of the rentable square feet in the Subleased Premises to the total number of rentable square feet in the Project (986,079), which percentage is currently 2.44%.

       (c)     Direct Expenses means the costs defined as such in the Master
Lease.

4.3 In addition to the Base Rent, Subtenant covenants and agrees to pay Additional Rent on account of Subtenant's Pro Rata Share of the Excess Direct Expenses monthly, commencing on the first month in 1997 that Landlord increases the monthly amount of Direct Expenses being paid by Sublandlord over the monthly amount being paid in 1996, within ten (10) days following Subtenant's receipt from Sublandlord of a statement and reasonable supporting documentation thereof. Promptly after Landlord sends Sublandlord the accounting indicating the actual Base Year Direct Expenses, Sublandlord will adjust the amount of Subtenant's monthly payment of Excess Direct Expenses based on the actual 1996 Direct Expenses and Landlord's estimate of Direct Expenses for 1997. Sublandlord will send Subtenant documentation supporting the adjustment. A similar process will be followed each year of the Sublease Term.

4.4 All amounts to be paid by Subtenant as Direct Expenses, and any other payments to be made by Subtenant to Sublandlord under this Sublease, shall be deemed to be "rent" and shall survive the expiration of the Sublease term.

5.0    UTILITIES AND SERVICES
Subtenant shall receive such utilities and services as Landlord is required to provide for the benefit of the Premises and Sublandlord under the Master Lease. Subtenant shall pay for services and utilities used at the Premises to the extent that Sublandlord is liable to pay for such services and utilities under the Master Lease. Subtenant shall pay directly all after building hours charges for lights/electrical and HVAC Subtenant is responsible to pay this rate or any future increased rate as determined and set by the Landlord.

6.0    COMPLIANCE WITH MASTER LEASE AND LAWS
6.1 Subtenant shall not take any action or fail to take any action which would violate the terms of the Master Lease or cause Sublandlord to be in default or breach under the Master Lease. Sublandlord shall not take any action or fail to take any action which would cause it to be in default of the terms of the Master Lease. If Sublandlord is in default under the Master Lease, Sublandlord shall use reasonable best efforts to assist Subtenant in any discussions and negotiations with Landlord to prevent a termination of this Sublease, or taking an action that causes an eviction of the Subtenant, and support Subtenant in its efforts to enter into a direct lease with Landlord

6.2 Subtenant, at Subtenant's sole cost and expense, shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, judgments and other requirements pertaining to Subtenant's use and occupancy of the Premises, relating to matters not covered elsewhere in this Sublease, including without limitation, requirements, of state or federal law concerning accessibility to and employment of disabled persons.

6.3 Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Master Lease as said terms and conditions affect the Premises, and all of the terms and conditions of the Master Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Master Lease. If a term or provision of this Sublease is inconsistent or in conflict with a term or provision of the Master Lease, the term or provision of this Sublease shall control as between Sublandlord and Subtenant. For purposes of this Sublease, references in the Master Lease to the term of lease shall mean the term of this Sublease and references to the premises, demised premises, or similar references in the Master Lease shall mean the Premises. Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Master Lease, it will be adjusted by substituting the number of square feet of the Premises for the number of square feet of the premises leased by Sublandlord under the Master Lease. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Master Lease with respect to the Premises. To the extent related to the Premises, Subtenant shall perform and observe the terms and conditions to be performed on the part of Sublandlord, excepting the covenant for the payment of rent or other expenses reserved thereby, and provisions for the payment of Base Rent and Direct Expenses that are expressly covered by this Sublease and shall indemnify Sublandlord against all claims, damages, costs and expenses in respect to the non-performance or non-observance of any such terms or conditions and shall enjoy all rights granted to Sublandlord under the provisions of the Master Lease, except as otherwise stated herein.

6.4 Any expansion, renewal, first refusal, or other similar rights or options in the Master Lease are reserved to the Sublandlord (without any obligation to exercise any such rights or options) and may not be exercised by Subtenant. Any right in the Master Lease for Sublandlord to contest property taxes with the authority imposing the taxes is reserved solely to Sublandlord.


7.0    INDEMNIFICATION
7.1 Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and Subtenant hereby waives all claims thereof against Sublandlord, except for any claims arising from the willful or grossly negligent misconduct of Sublandlord, its agents or employees. Subtenant shall, and hereby agrees to indemnify and hold Sublandlord and Landlord harmless against all claims, actions, causes of action, damages, liabilities, expenses, costs and reasonable attorneys' fees, on appeal, arising from or incident to (i) Subtenant's use of Premises, (ii) the business conducted by Subtenant, (iii) any act, omission or negligence of Subtenant or Subtenant's agents, representatives, employees, invitees or other persons, with or without authority of Subtenant, in entering upon or performing any act relating to the Premises, (iv) any accident, injury or damage whatsoever caused to any person or property in the Premises, or
(v) any breach or default in the performance of any obligation on Subtenant's part to be performed under the terms of this Lease.

7.2 Subtenant shall indemnify, hold harmless, and defend Sublandlord and Landlord against any and all claims of liability for failure of the Premises to comply with disability access requirements under the Americans with Disability Act and regulations thereunder. This indemnity extends to claims based on (i) noncompliance of the Premises, including fixtures and improvements provided and installed by Subtenant, or (ii) policies, practices and procedures of Subtenant, or (iii) auxiliary aids or services provided by Subtenant (or which should have been provided by Subtenant but were not provided).

This indemnity does not apply if the claim concerns (i) noncompliance of the Common Areas including fixtures and improvements resulting from acts or failure to act by Sublandlord, or (ii) policies, practices or procedures of Sublandlord, or (iii) auxiliary aids or services provided by Sublandlord (or which should have been provided by Sublandlord but were not), unless the claim concerning the Common Areas is by an employee of Subtenant or by an applicant for employment with Subtenant.

7.3 Subtenant, upon notice from Sublandlord or Landlord, shall defend Sublandlord and Landlord against any of the foregoing at Subtenant's expense by counsel reasonably acceptable to Sublandlord.

8.0    ADVERTISEMENTS

All signs or symbols placed by Subtenant in the windows or doors of the Premises, or on any exterior part of the building of which they are a part, shall be subject to the written approval of Sublandlord and Master Landlord as required by the Master Lease. Any signs so placed on the Premises shall be so placed on the understanding and agreement that Subtenant shall remove those signs or symbols at the termination of the tenancy herein created and repair any damage or injury caused thereby. If not so removed by Subtenant, Sublandlord may have the signs or symbols removed, and repairs made, at the expense of Subtenant.

9.0    SALES, ASSIGNMENTS, AND SUBLEASE
9.1 In addition to the provisions of the Master Lease, Subtenant shall not assign this Sublease, or any part thereof or interest therein, nor sublet part or all of the Subleased Premises or permit anyone other than Subtenant to use or occupy the Premises, or any part thereof or interest therein, without the prior written consent of Sublandlord and Master Landlord. Sublandlord' prior written consent shall not be unreasonably withheld or delayed. If consent is once given by Sublandlord and Master Landlord to the assignment of this Sublease or the sublease of the Premises or any interest therein, Sublandlord and Master Landlord shall not be barred from subsequently refusing to consent to any further assignment or sublease. Any sale, assignment, or subletting without the prior written consent of Sublandlord and Master Landlord shall be deemed as a default by Subtenant or, at the option of Sublandlord, shall render this Sublease null and void and of no effect.

9.2 In the event of a subletting or assignment, Subtenant shall pay 50% of all rent and all other consideration received by Subtenant in connection with the assignment or sublease, in excess of Subtenant's rent obligations under this Sublease net of all tenant improvement costs, real estate commissions and architectural fees actually incurred by Subtenant in connection with the assignment or subletting.

10.0   QUIET ENJOYMENT
Sublandlord agrees to maintain the Master Lease during the entire term of this Sublease, subject to any earlier termination of the Master Lease without the fault of the Sublandlord. If Subtenant performs in accordance with the terms of this Sublease, Sublandlord will warrant and defend Subtenant in the enjoyment and peaceful possession of the Premises during the term hereof against any interruption by Sublandlord or anyone claiming under Sublandlord. Sublandlord represents that the Master Lease is in full force and effect and that no default of Sublandlord exists under the Master Lease.

11.0   DEFAULT OF SUBTENANT
11.1 The occurrence of any one or more of the following matters constitutes an "Event of Default" by Subtenant under this Sublease, and Sublandlord shall have the right to exercise any remedies provided herein or in law or at equity :

       (a) If any rents reserved hereunder, or any part thereof, shall be and remain unpaid when such rents shall become due and such violation or default shall continue for ten (10) days.

       (b) Subtenant shall violate or default in any of the provisions of the Master Lease and such violation or default shall continue for ten
       (10) days after written notice thereof (or longer period as is reasonably necessary to remedy such default, provided that Subtenant shall continuously and diligently pursue such remedy at all times until such default is cured).

       (c) Subtenant shall violate or default in any of the provisions of this Sublease and such violation or default shall continue for twenty
       (20) days (or longer period as is reasonably necessary to remedy such default, provided that Subtenant shall continuously and diligently pursue such remedy at all times until such default is cured) after written notice thereof from Sublandlord to Subtenant

       (d) If a petition in bankruptcy is filed by Subtenant; or Subtenant is adjudged bankrupt or insolvent by any court of competent jurisdiction.

       (e) If a receiver or trustee in bankruptcy or receiver of the property of Subtenant shall be appointed in any suit or proceeding brought by or against Subtenant.

       (f)     If  Subtenant makes an assignment for the benefit of creditors.

11.2 Upon the occurrence of any event of default by Subtenant, Sublandlord shall have, in addition to any other remedies available to Sublandlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

       (a) Terminate this Sublease, in which event Subtenant shall immediately surrender the Premises to Sublandlord, and if Subtenant fails to do so, Sublandlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Subtenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Sublandlord may recover from Subtenant the following:

          (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

          (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

          (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

          (iv) Any other amount necessary to compensate Sublandlord for all the detriment approximately caused by Subtenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises of any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

          (v) At Sublandlord's election, such other amounts in addition to or in lieu of the forgoing as may be permitted from time to time by applicable law.

       (b) As used in Paragraphs 11.2(a) (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate as set forth in 11.5 of this Sublease. As used in Paragraph 11.2 (a) (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

11.3 If Sublandlord does not elect to terminate this Lease on account of any default by Subtenant, Sublandlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

11.4 If Sublandlord does not elect to terminate this Sublease on account of any default by Subtenant, Sublandlord may, but shall be under no obligation to, except as may be required by law, relet the Premises or any part thereof for the account of Subtenant for such rent, from time to time (which may be for a term extending beyond the Sublease Term) and upon such terms as Sublandlord in Sublandlord's sole discretion shall determine, and Sublandlord shall not be required to accept any tenant offered by Subtenant or to observe any instructions given by Subtenant relative to such reletting. Also, in any such case, Sublandlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Sublandlord necessary or desirable, and Subtenant shall upon written demand pay the cost thereof together with Sublandlord's expenses of reletting

11.5 Subtenant will pay to Sublandlord on demand all costs and expenses (including reasonable attorney fees) together with interest thereon at the rate of 1% per month, after demand, in connection with any litigation commenced by or against Sublandlord to which Sublandlord without fault on its part shall be made a party. If Subtenant shall fail to make payment or take any action as provided in the lease, then Sublandlord at its option may make such payment or take such action on Subtenant's behalf, and Subtenant will repay to Sublandlord upon demand the full amount so paid or cost or expense so incurred by Sublandlord.

12.0   WAIVER OF BREACH
The waiving of any of the provisions of this Sublease by any party shall be limited to the particular instance and shall not be deemed to waive any other rights of the same or any other terms of this Sublease.

13.0   TERMINATION AND SURRENDER
13.1 Subtenant shall, at the expiration or upon the termination of this Sublease, surrender the keys to the Premises to Sublandlord, and Subtenant agrees to surrender the Premises in as good a condition as upon Subtenant taking occupancy, excepting ordinary wear and tear. Subtenant will comply with all requirements of Sublandlord made under the Master Lease with respect to any additions, alterations and improvements made by or on behalf of Subtenant.

13.2 To the extent required in the Master Lease, Subtenant shall perform any restoration/surrender obligations in the Subleased Premises at the sole cost and expense of Subtenant, at the time of the expiration or termination of this Sublease.

14.0   REMOVAL OF PERSONAL PROPERTY
Subject to the terms of the Master Lease, Subtenant shall have the right to remove all personal property, trade fixtures, and other office equipment, whether attached to the Premises or not, provided that those items can be removed without serious damage to the building or to the Premises. All holes or damages to the building or to the Premises caused by removal of any items shall be restored or repaired by Subtenant promptly.

15.0   HOLDING OVER
The failure of Subtenant to surrender the Premises on May 31, 2001, the date provided herein for the termination of the Sublease term, and the subsequent holding over by Subtenant, with or without the consent of Sublandlord, shall result in the creation of a tenancy from month-to-month at a monthly rental rate of two hundred percent, (200%) of the monthly rental rate current for the last month hereof, payable on the first day of each month during the month-to-month tenancy. This provision does not give Subtenant any right to hold over at the expiration of the term nor does it release Subtenant from any liability for damages Sublandlord may incur as a result of Subtenant's holding over. All other terms and conditions of this Sublease shall remain in full force during any month-to-month tenancy hereunder. Anything to the contrary notwithstanding in the event the Sublease and Master Lease have a common expiration date, Subtenant waives any right under applicable law to hold over at the expiration of this Sublease, Subtenant agrees to vacate the Premises on or before May 31, 2001, or (subject to the provisions of paragraph 10 hereof) earlier in the event of the termination of the Master Lease.



16.0   INTEREST OF SUCCESSORS
Each and every covenant, term, and condition of this Sublease shall be binding upon and inure to the benefit of each of the parties, its or his/her respective heirs, executors, administrators, successors and assigns.

17.0   NOTICES
17.1 All notices which may be necessary or proper for either party to give to the other shall be effectively given only upon personal delivery, or upon receipt or refusal of receipt, mailed postage prepaid, registered or certified mail, or upon receipt by over-night courier to the following addresses:

       As to Sublandlord:
                                   NCR Corporation
                                   Global Real Estate WHQ-E1
                                   1700 S. Patterson Blvd.
                                   Dayton, Ohio  45479


       As to Subtenant:            PRIOR TO MOVE IN DATE

                                   En Pointe Technologies, Inc.
                                   5245 Pacific Concourse Drive
                                   Suite 200
                                   Los Angeles, CA  90455

                                   AFTER MOVE IN DATE

                                   En Pointe Technologies, Inc.
                                   100 N. Sepulveda
                                   Suite 1900
                                   El Segundo, California 90245


17.2 Either party may from time to time specify in writing a new address to which any such notice intended for such party shall thereafter and until further notice be addressed.

18.0   FURNITURE PROVIDED BY SUBLANDLORD

18.1. During the term of this Sublease, Subtenant shall have the use of the furniture described on the attached Exhibit C "Furniture Inventory." Sublandlord shall retain ownership of the furniture at the early termination or expiration of this sublease.

18.2 Subtenant represents that it has inspected the Furniture and agrees to accept possession of the Furniture in its present "as-is" condition without any obligation on the part of the Sublandlord, except as expressly stated herein. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Furniture. SPECIFICALLY DENIES ANY AND ALL WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19.0   AS IS
Subtenant represents that it has inspected the Premises and agrees to accept possession of the Premises in their present "as-is" condition without any obligation on the part of the Sublandlord, except as expressly stated herein.

20.0   ALTERATIONS
20.1 Subtenant shall not make any alterations, improvements or installations including the placement of signs (collectively, "Alterations") in or to the Subleased Premises without the prior written consent of Sublandlord, which may be withheld in Sublandlord's sole discretion. Provided, however, to the extent permitted by the Master Lease. Sublandlord shall not unreasonably withhold or delay consent to any alterations which: (a) are not structural, (b) do not affect the roof, (c) are not visible from the exterior of the Subleased Premises or the Building, and (d) do not adversely affect the building electrical, plumbing, gas, elevators, security, utility, sprinkler, or HVAC systems. All alterations and improvements shall be done in compliance with all legal and shall be subject to the terms and conditions of the Master Lease, and in those instances, if required, shall be subject to the Master Landlord's approval as provided in the Master Lease. If required by the terms of the Master Lease, any Alterations shall be made by the Master Landlord or Master Landlord's contractors, at the sole cost and expense of Subtenant.

20.2 Currently Sublandlord utilizes its own cooling tower separate from the building standard cooling system to cool various computer rooms on various floors of the building, including one room within the Sublease Premises (with approximately 3 1/2 ton cooling capacity). Sublandlord shall allow Subtenant to use this system and reroute duct work a maximum thirty (30) feet to another room within the Premises provided, however, that Subtenant must first submit to Sublandlord its projected use and obtain, Landlord's prior approval and provided that, in Sublandlord' sole discretion, Subtenant's projected use of the system will not have a negative impact on Sublandlord's use of the system outside of the Premises. In the event Subtenant is granted approval to tap into the system, Sublandlord shall have the right at any time during the Term, upon reasonable notice, to require, in its sole discretion, that Subtenant cease using the system and replace its cooling requirements with an alternative cooling system. Subtenant shall pay for all required mechanical revisions and a ratable share of utilities and maintenance costs for this service, and any costs to stop using the system and replace.

21.0   ATTACHMENTS
The following attachments are included as part of this
          Exhibit A:   Master Lease
          Exhibit B:   Floorplan
          Exhibit C:   Furniture Inventory


22.0   MASTER LEASE
Nothing contained herein shall be deemed to affect, waive or change any term or provision of the Master Lease. Sublandlord shall have no liability whatsoever to Subtenant if the Landlord fails to perform or fails to properly perform any services, maintenance, repairs, or other matters, obligations or actions to be performed by the Landlord under the terms of the Master Lease. Provided, however, at Subtenant's expense and request, Sublandlord will take all reasonable actions necessary to attempt to enforce the Sublandlord's rights as tenant under the Master Lease for the benefit of Subtenant with respect to the Premises.

23.0   SECURITY DEPOSIT
Subtenant shall submit Twenty Six Thosand Four Hundred Forty Six Dollars ($26,446.00) as the Security Deposit along with its signed copy of this Sublease. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may retain, use or apply all or any part of the Security Deposit to compensate Sublandlord for any loss or damage suffered by Subtenant's default including but not limited to, the payment of base rent, Parking Charges and any other rental sums due, and for payment of amounts Sublandlord is obligated to spend by reason of Subtenant's default. If any portion is so retained, used or applied Subtenant, upon demand, will deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount, except as otherwise provided by law. If Subtenant fully and faithfully performs every provision of this Sublease, the Security Deposit or balance thereof will be returned to Subtenant the earlier of the end of the time permitted by law or sixty (60) days after Subtenant makes written demand therefore. In no event will Subtenant have the right to apply any part of the Security Deposit to any Rent payable under this Sublease.

24.0   CONSENT OR APPROVAL OF PRIME LANDLORD
If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord will promptly forward a request for consent or approval to the Prime Landlord and , at Subtenant's cost and expense, will cooperate reasonably to obtain such consent. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

25.0   LATE PAYMENTS
If either party fails to make a payment to the other when due under the terms of this Sublease, interest shall be added to the payment at the Prime Rate (as set forth in THE WALL STREET JOURNAL from time to time) plus two percent (2%). In any case where payment is required under this Sublease and a specific time period is not set forth for making such payment, the payment shall be due within thirty (30) days of the date a bill is rendered for such payment, or for situations where a bill is not rendered (e.g., a refund of an overpayment) the payment will be due thirty (30) days from (a) the date that the precise amount of the payment can reasonably be determined and (b) the party obligated to make the payment becomes aware of the obligation to make the payment.

26.0.  BROKERS
The parties warrant that they have had no dealings with any other real estate broker or agent except Eric Olofson of Cushman Realty/Cushman Peninsula, Eric Lastistion of Seeley & Company, M. Siam of Investment Development Services, Inc., in connection with this Sublease. Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party.


IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first written above.

WITNESSES                                    SUBLANDLORD:
                                             NCR INTERNATIONAL , INC.


                                             BY:
-----------------------------------             --------------------------------


                                             ITS
-----------------------------------             --------------------------------


WITNESSES                                    SUBTENANT:
                                              EN POINTE  TECHNOLOGIES, INC.



                                             BY:
-----------------------------------             --------------------------------


                                             ITS:
-----------------------------------             --------------------------------

                                   ACKNOWLEDGMENTS

STATE OF OHIO,
COUNTY OF MONTGOMERY, SS:

I, _______________________, a Notary Public of the said State, do hereby certify that ______________________________, personally known to me to be the same person whose name is, as ________________ of NCR International, Inc. a corporation of the State of Delaware subscribed to the foregoing instrument and acknowledged that s/he, being thereunto duly authorized, signed and delivered the said instrument as her/his free and voluntary act and the free and voluntary act of said corporation.

Given under my hand and seal this ____ day of _____________, 1996.


                                                       -------------------------

STATE OF __________________,
COUNTY OF _________________, SS:

I, ____________________________, a Notary Public of the said State, do hereby certify that _____________________________, personally known to me to be the same person whose name is, a _____________________________ of
___________________________, a corporation of the State of __________________, subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he, being thereunto duly authorized, signed and delivered the said instrument as his free and voluntary act and the free and voluntary act of said corporation.

Given under my hand and seal this ____ day of _____________, 1996.



                                                       -------------------------

                                      EXHIBIT A
                                     MASTER LEASE

              The complete copy of the Master Lease is attached hereto.

                                      EXHIBIT B
                                      FLOORPLAN

                                    19TH FLOORPLAN
                                PREMISES = 24,042 RSF

                                      EXHIBIT C
                                 FURNITURE INVENTORY

Freestanding Furniture
(56) Office furniture groupings consisting of 1 Desk
       1 Chair
       1 Table
       1 File
       1 Bookcase
This plan indicates possible groupings and final configuration and number of each item (not to exceed the maximum 56) needs to be determined by Subtenant.

Modular Furniture
Panels required to construct (42) workstations as show on plan consisting of 70" high x 30" and 36" wide panels. This will include all required 2 way connectors and (42) 30" deep corner worksurfaces. Sublandlord shall not provide all required: bins, pedestal files, 3 way connectors, 4 way connectors, finished ends, electrical components or other hang-on components i.e. worksurfaces, bins or shelves. Subtenant is responsible for documentation of final inventory, movement, design, deinstall and reinstall of the modular furniture.


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